SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 January 5, 1998
                Date of Report (Date of earliest event reported)

                      ROCKY MOUNTAIN INTERNATIONAL LIMITED
             (Exact name of registrant as specified in its charter)


 Washington                        33-42070                       91-1552419
(State or other                  (Commission                    (IRS Employer
jurisdiction                     File Number)                Identification No.)
of incorporation)

           3418 North Ocean Boulevard, Fort Lauderdale, Florida 33308 (Address of principal executive offices, including zip code)

        Registrant's telephone number, including area code: (954)565-9292



                                  Page 1 of 9.
                            Exhibit Index on page 5.







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Item 1. Changes in Control of Registrant

     See Item 5 herein.

Item 2. Acquisition or Disposition of Assets

     See Item 5 herein.

Item 5. Other Events



1.Ref. SEC Release File No. 500.01. On December 22, 1997, the Securities and Exchange Commission "SEC" halted trading in the stock of Rocky Mountain International Ltd. Based on "questions regarding the accuracy of statements concerning, among other things, the ownership and value of certain assets claimed by RMIL, RMIL's business operations and the merger of RMIL with third parties." Trading will recommence on January 6, 1998. The company has and continues to work with the SEC to rectify any issues raised by the SEC and to ensure that the trading recommences timely. ( release is attached as Exhibit A )


2.Ref. Letter of Intent between Palco, Inc. and Olympus Ventures, Inc.:

A Letter of Intent was executed on July 25, 1997 between the companies whereby the Company was to buy Palco, a garment manufacturing business for $750,000. The letter of intent expired on September 24,1997. However, there were continuing discussions from the date of the LOI until 12-22-97 to complete an agreement satisfactory to both parties.

Negotiations were in the final stage of completion until the morning of December 22, 1997 the date that the Miami office of the SEC halted trading of Rocky Mountain International Limited for 10 days. Pat Lanzillo, President of Palco terminated all negotiation the morning after the notification by the SEC.

It is the company's belief that it should be able to proceed with the fitness garment manufacturing and marketing without purchasing Palco. ( a copy of the letter of intent is inclosed as Exhibit B )






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3.Ref. Baron's International, Corp.:

Olympus Mills U.S.A. Inc. Filed a lawsuit against Nelson International, Corp., Baron's International S.A., Nelson Vidal, Santos A. Alba and Jesus Verdura ( case # 97-21063 CA 25) on September 12, 1997, for rescission of the contract dated 11/2/95. The lawsuit stemmed from Baron's failure to provide timely and accurate information to Olympus Mills USA, Inc. and because of certain untrue statements made by Baron's management, the previous owners of the company, prior to its sale to Olympus Mills.

In August of 1996 a new management took over operations of the Company. During the next few months an investigation of Baron's acquisition and current affairs were reviewed. It became apparent that the value of Baron's was not as represented by Baron's in the contract and the management of Baron's (previous owners) was unwilling to divulge the current status of the company as well as not complying with numerous items required in the contract. Management had a private appraisal company appraise the assets of Baron's. It was then apparent that the value of Baron's was considerably less than represented in the contract. At that time the Company made the appropriate adjustments to the Baron's value in the June 1996 10K to reflex the actual value. By July 1997 the Company had already advanced Baron's in excess of $400,000 in an effort to keep the company viable. In light of the investigation, the Company's management advised Baron's that it would no longer fund it. Nelson Vidal of Baron's was approached with reference to the information found and was unwilling to make any adjustments. Final closing of the agreement was due at the end of 1997, at which time the Company would be obligated to give Baron's previous owners a combined total of $1,500,000, in cash or shares.



On December 3 1997, the Company's attorney, Thomas Abrams was informed by a third party that they had purchased Baron's International S.A. two weeks prior toDecember 3 1997. As of this date the Company has not been officially informed of such sale.


4.Ref. Olympus Mills, U.S.A. Inc.

The portion of the leased facility of Olympus Mills USA, Inc. at 749 West 17th Street, Hialeah, Florida is currently being subleased to Ladies Wear for the amount of $5,000.00 per month and the Company's cutting equipment is being leased for an additional $1,000.00 per month. This agreement was entered into on June 24, 1996.


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Due to the lack of business in the  cutting  facility in Hialeah the  management decision to lease two thirds of the facility which has created a $1,000.00 profit per month for the Company. There is additional office space and factory area's which can be used by Olympus or leased out to other businesses. It was the managements' decision to consolidate all of the corporate offices to the Fort Lauderdale office which has created an additional savings of $3,000 to $5,000 per month in the companies overhead. Starting as of January 1, 1998 1,000 sq. ft of office space is being leased for an additional $400.00 per month.

The Company is currently negotiating with Finova Capital Corporation to satisfy the $200,000 loan assumed by Olympus Mills USA, Inc. from Ekrhen, Corp. The Company is attempting to determine if Finova will accept the knitting equipment located in Hialeah in full satisfaction for the debt.

5.Ref. Demsey Mork Civil Action

The Company filed a civil lawsuit in the US district court of Florida ( case # 97-7191) dated 9/29/97, against Demsey Mork, Hand & Hand, a law corporation, and John Hand. The lawsuit alleges that the defendants have attempted to defame the company and its management for the purpose of manipulating the market and the price of the Company's common stock. The suit also alleges a violation of the Florida Unfair Trade Practices Act. The suit seeks unspecified monetary damages.

On 11/6/97 Dempsey Mork filed a civil suit in the US district court of California ( case # DECV97-300) against the Company, its officers and directors, and the former officers and directors of Rocky Mountain Crystal Water, among other defendants, alleging violation of federal and state securities laws. The Company, Rocky Mountain Crystal Water and their officers and directors, deny all wrongdoing and intends to vigorously defend the action. An answer or responsive pleading has yet to be filed by the Company responding to the allegations in the complaint.


6.Ref. Rocky Mountain Crystal Water, Inc.

An 8K dated 10/7/97 was filed reference the merger of Rocky Mountain Crystal Water, Inc., and Olympus Ventures, Inc. In this agreement Rocky Mountain was to transfer 4,000,000 shares of MVP Holdings, with a guaranteed value of $14,000,000 at the end of the twelfth month of the merger. In this agreement the Company held back 6,000,000 shares of the Company's common stock as protection against the asset not being available at the end of the required time. An amendment to the agreement has removed the 4,000,000 shares and the Company will not issue the 6,000,000 shares of the Company's common stock.

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Per the  agreement  with  Rocky  Mountain  Crystal  Water,  Inc.  was to receive
$5,000,000 from an outside investor within 30 days of the signing. Since that date the Company has given two 30 day extensions. The Company has received a copy of a letter from the investor dated January 1 1998, advising Rocky Mountain Crystal Water, Inc. that the funds were in processing at this time, the Company has now given another 30-day extension due to the above mentioned letter.


Exhibit Index:

Page 6  Exhibit A
Page 7,8 and 9 Exhibit B


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5,1998                       ROCKY MOUNTAIN INTERNATIONAL LIMITED



                                            By: /s/ Gary R. Morgan
                                               ---------------------------------
                                               Gary R. Morgan CEO

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